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                                                                     EXHIBIT 5.1


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
    WASHINGTON, D.C.              BRYAN CAVE LLP                  RIYADH, SAUDI ARABIA
   NEW YORK, NEW YORK         ONE METROPOLITAN SQUARE              KUWAIT CITY, KUWAIT
 KANSAS CITY, MISSOURI       211 N. BROADWAY, SUITE 3600     ABU DHABI, UNITED ARAB EMIRATES
JEFFERSON CITY, MISSOURI   ST. LOUIS, MISSOURI 63102-2750      DUBAI, UNITED ARAB EMIRATES
 OVERLAND PARK, KANSAS            (314) 259-2000                       HONG KONG
   PHOENIX, ARIZONA          FACSIMILE: (314) 259-2020       SHANGHAI, PEOPLE'S REPUBLIC OF CHINA
LOS ANGELES, CALIFORNIA                                        IN ASSOCIATION WITH BRYAN CAVE,
  IRVINE, CALIFORNIA                                           A MULTINATIONAL PARTNERSHIP,
                                                                   LONDON, ENGLAND
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                                  July 18, 2001


TALX Corporation
Board of Directors
1850 Borman Court
St. Louis, Missouri 63146

Ladies and Gentlemen:

         We have acted as counsel to TALX Corporation, a Missouri corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 1,237,500 additional shares of the Company's common stock, par value $.01 per share (the "Shares"), which may be issued pursuant to the Company's Amended and Restated 1994 Stock Option Plan, as amended (the "Plan"), by means of a registration statement on Form S-8 (the "Registration Statement").

         We have examined originals or copies, certified or otherwise, identified to our satisfaction of such documents, corporate records, certificates of public officials and other instruments as we deemed necessary for the purpose of the opinion expressed herein. We have assumed the genuineness of all signatures on all documents examined by us, the authenticity of all documents submitted to us as originals, and the conformity to authentic originals of all documents submitted to us as certified or photostatic copies. We have also assumed the due authorization, execution and delivery of all documents. On the basis of the foregoing, we are of the opinion that the Shares have been duly and validly authorized for issuance, and when issued, delivered and paid for in accordance with the Plan, the Shares will be legally issued, fully paid and non-assessable.

         This opinion is not rendered with respect to any laws other than Laws of the State of Missouri.

         We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

                                       Very truly yours,

                                       /s/ Bryan Cave LLP

                                       BRYAN CAVE LLP




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